Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-28597, 333-38855, 333-67457, 333-93427, 333-48730, 333-52158, 333-86140, 333-103789, 333-115015, 333-124513, 333-146770, 333-159516, 333-181072, 333-191432, 333-195656, 333-203708, 333-225186, 333-233533, 333-238809 and 333-285177) on Form S-8 of our report dated February 18, 2026, with respect to the consolidated financial statements of Rambus Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California

February 18, 2026